UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 17, 2006

EARLE M. JORGENSEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7537	95-0886610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10650 Alameda Street, Lynwood, California	90262
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 567-1122

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(i) On January 17, 2006, Earle M. Jorgensen Company, a Delaware corporation (the “Company”), Reliance Steel & Aluminum Co., a California corporation (“Reliance”), and RSAC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Reliance (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company will be merged with and into Acquisition Sub, with Acquisition Sub surviving (the “Merger”). The Merger Agreement provides that in the Merger, each share of Company common stock, par value $0.001 per share (“Company Common Stock”), will be converted into the right to receive $13.00 of merger consideration in the form of $6.50 in cash and between 0.0892 and 0.1207 of a share of Reliance common stock, no par value (“Reliance Common Stock”), depending on the average daily closing sale prices for Reliance Common Stock on the New York Stock Exchange during a 20 day trading period ending with and including the second complete trading day prior to the time the Merger becomes effective (the “Average Parent Stock Price”). The formula for determining the appropriate fraction of a share of Reliance Common Stock to be issued in exchange for each share of Company Common Stock is set forth below.

The fraction of a share of Reliance Common Stock issued in connection with the Merger (the “Stock Consideration”) is subject to a 15% symmetrical collar as follows: if the Average Parent Stock Price is equal to or more than $72.86 (the “Upper Limit”), then the exchange ratio used to determine the Stock Consideration shall be 0.0892 shares of Reliance Common Stock for each share of Company Common Stock. If the Average Parent Stock Price is less than the Upper Limit but more than $53.86 (the “Lower Limit”), then the exchange ratio used to determine the Stock Consideration shall be equal to a fraction of a share of Reliance Common Stock for each share of Company Common Stock determined by dividing $6.50 by the Average Parent Stock Price. If the Average Parent Stock Price is equal to or less than the Lower Limit, then the exchange ratio used to determine the Stock Consideration shall be 0.1207 shares of Reliance Common Stock for each share of Company Common Stock. Holders of outstanding options to acquire shares of Company Common Stock that were originally granted pursuant to the Earle M. Jorgensen Holding Company, Inc. Option Plan, effective as of January 30, 1997, as amended, and as assumed by the Company effective as of April 20, 2005, will receive for each such option an amount in cash equal to (i) the difference between (x) $13.00 and (y) the applicable per share exercise price, multiplied by (ii) the number of shares of Company Common Stock subject to such option. Outstanding options to purchase shares of Company Common Stock that were granted pursuant to the Earle M. Jorgensen Company 2004 Stock Incentive Plan, effective as of December 17, 2004, as amended, (1) shall cease to represent a right to acquire shares of Company Common Stock, and (2) shall be converted automatically into options to purchase, on the same terms and conditions as were applicable to such options prior to the effective time of the Merger, shares of Reliance Common Stock, except that the number of shares of Reliance common stock that are subject to such option will be adjusted by a number determined by using an exchange ratio equal to the quotient obtained by dividing $13.00 by the Average Stock Price and the exercise price will be similarly adjusted, so as to preserve the economic value of the option.

The Company and Reliance have made customary representations, warranties and covenants in the Merger Agreement, including, among other things, covenants that (i) both the Company and Reliance will conduct their respective businesses in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the effective time of the Merger and (ii) not to engage in certain kinds of transactions during such period. In addition, the Company has agreed to cause a meeting of its stockholders to be held to consider adoption of the Merger Agreement. The Company and Reliance will file a registration statement on Form S-4, including a proxy statement/prospectus, with the Securities and Exchange Commission (the “SEC”) to register the shares of Reliance common stock to be issued pursuant to the Merger Agreement at the effective time. The Company has also made certain additional customary covenants, including, among others, covenants not to: (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

The Merger Agreement provides certain termination rights for both the Company and Reliance and that, under certain circumstances, the Company may be obligated to pay Reliance a termination fee of $20,476,157. The Merger Agreement is subject to customary conditions including receipt of regulatory approvals, registration of the shares of Reliance common stock being issued as Stock Consideration on a Registration Statement on Form S-4, and Company stockholder approval. Reliance intends to finance the cash portion of the purchase price with cash on hand and borrowings under its existing $600 million credit facility subject to obtaining the required approvals from Reliance’s lenders. The holders of the Company’s 9 3/4% senior secured notes have the option to require Reliance to redeem the notes at 101% of their face amount.

Shares of Company Common Stock held by Company stockholders who properly demand payment for such shares in compliance with Section 262 of the Delaware General Corporation Law (the “DGCL”) will not be converted into the right to receive the merger consideration, but instead will be converted into the right to receive such consideration as may be determined to be due to such stockholder pursuant to Section 262 of the DGCL. However, if any Company stockholder fails to perfect or otherwise waives, withdraws or loses the right to receive payment under Section 262 of the DGCL, then that Company stockholder will not be paid in accordance with Section 262 of the DGCL and the shares of Company Common Stock held by that Company stockholder will be exchangeable solely for the right to receive the merger consideration as set forth in the Merger Agreement.

As contemplated by the Merger Agreement, on January 17, 2006, Reliance, Kelso Investment Associates, L.P., a Delaware limited partnership (“KIA I”), Kelso Equity Partners II, L.P., a Delaware limited partnership (“KEP II”), KIA III-Earle M. Jorgensen, L.P., a Delaware limited partnership (“KIA III”), and Kelso Investment Associates IV, L.P., a Delaware limited partnership (“KIA IV” and together with KIA I, KEP II and KIA III, the “Kelso Entities”), entered into a Voting Agreement (the “Voting Agreement”) pursuant to which, among other things, each of the Kelso Entities will, subject to certain exceptions, vote all shares of Company Common Stock held by the Kelso Entities in favor of the adoption and approval of the Merger Agreement and the Merger. The Kelso Entities currently hold approximately 50.1% of the outstanding shares of Company Common Stock. The Voting Agreement may be terminated upon the occurrence of certain events, including, without limitation, the withdrawal or adverse modification by the Company’s board of directors of its recommendation to the Company stockholders that they approve the transaction.

In addition, on January 17, 2006, Reliance and the Kelso Entities entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, Reliance granted to the Kelso Entities certain rights with respect to the registration of the shares of Reliance Common Stock that the Kelso Entities receive in connection with the Merger.

The Boards of Directors of each of the Company and Reliance unanimously approved the terms and conditions of the Merger Agreement at separate meetings on January 17, 2006. Following the effective time of the Merger, Maurice S. “Sandy” Nelson, the Chief Executive Officer of the Company, will retire, but will continue to be a consultant to the Company and Reliance during a transition period following the effective time of the Merger. No other changes in the officers and directors of the Company are currently intended.

Other than in respect of the Merger Agreement, the Voting Agreement and the Registration Rights Agreement, there is no material relationship between the Company and Reliance or any of their affiliates.

The foregoing description of the Merger Agreement, the Voting Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the Voting Agreement and the Registration Rights Agreement, which are attached hereto as Exhibits 2.1, 99.1 and 99.2, respectively, and incorporated by reference. Attached hereto as Exhibit 99.3 and incorporated herein by reference, is a copy of the Company’s joint press release dated January 18, 2006, announcing the execution of the Merger Agreement, the Voting Agreement and the Registration Rights Agreement.

ADDITIONAL INFORMATION RELATING TO THE MERGER AND WHERE TO FIND IT

In connection with the proposed Merger, the Company and Reliance will file with the SEC a proxy statement/prospectus. Investors are urged to read any such proxy statement/prospectus, when available, which will contain important information. The proxy statement/prospectus will be, and other documents filed by the Company and Reliance with the SEC are, available free of charge at the SEC’s website (www.sec.gov), from Reliance on its website at www.rsac.com or by directing a request to Reliance, 350 South Grand Avenue, Suite 5100, Los Angeles, California 90071, Attention: Karla Lewis, or from the Company on its website at www.emjmetals.com or by directing a request to the Company, 10650 Alameda Street Lynwood, California 90262, Attention: William S. Johnson.

Reliance, the Company and their respective directors, executive officers, and other employees may be deemed to be participating in the solicitation of proxies from the Company’s stockholders in connection with the approval of the proposed transaction. Information about Reliance’s directors and executive officers is available in Reliance proxy statement, dated April 15, 2005, for its 2005 annual meeting of shareholders. Information about the Company’s directors and executive officers is available in the Company’s proxy statement, dated July 22, 2005, for its 2005 annual meeting of stockholders. Additional information about the interests of potential participants will be included in the proxy statement/prospectus that will be included in the registration statement on Form S-4 that Reliance will file with the SEC.

(ii) On January 17, 2006, the Company’s Board of Directors approved a bonus plan providing that, immediately prior to the closing of the Merger, the Company will pay a taxable bonus to certain members of the Company’s senior management in connection with the consummation of the proposed Merger in an aggregate amount not to exceed $5,000,000, which bonus will be allocated to such members of the Company’s senior management as determined by the Board of Directors.

The form of special bonus plan for senior management approved by the Board of Directors is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

2.1	Agreement and Plan of Merger, dated January 17, 2006, by and among, Earle M. Jorgensen Company, Reliance Steel & Aluminum Co. and RSAC Acquisition Corp.

10.1	Form of Special Bonus Plan for Senior Management.

99.1	Voting Agreement, dated January 17, 2006, by and among Reliance Steel & Aluminum Co., Kelso Investment Associates, L.P., Kelso Equity Partners II, L.P., KIA III - Earle M. Jorgensen, L.P., and Kelso Investment Associates IV, L.P.

99.2	Registration Rights Agreement, dated January 17, 2006, by and among Reliance Steel & Aluminum Co., Kelso Investment Associates, L.P., Kelso Equity Partners II, L.P., KIA III - Earle M. Jorgensen, L.P., and Kelso Investment Associates IV, L.P.

99.3	Joint Press Release, dated January 18, 2006, of Earle M. Jorgensen Company and Reliance Steel & Aluminum Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2006

EARLE M. JORGENSEN COMPANY

By:	/s/ William S. Johnson
William S. Johnson
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 17, 2006, by and among, Earle M. Jorgensen Company, Reliance Steel & Aluminum Co. and RSAC Acquisition Corp.

10.1	Form of Special Bonus Plan for Senior Management.

99.1	Voting Agreement, dated January 17, 2006, by and among Reliance Steel & Aluminum Co., Kelso Investment Associates, L.P., Kelso Equity Partners II, L.P., KIA III - Earle M. Jorgensen, L.P., and Kelso Investment Associates IV, L.P.

99.2	Registration Rights Agreement, dated January 17, 2006, by and among Reliance Steel & Aluminum Co., Kelso Investment Associates, L.P., Kelso Equity Partners II, L.P., KIA III - Earle M. Jorgensen, L.P., and Kelso Investment Associates IV, L.P.

99.3	Joint Press Release, dated January 18, 2006, of Earle M. Jorgensen Company and Reliance Steel & Aluminum Co.